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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE:                           CONTACT: Robert K. Chapman
January 11, 2006                                          United Bancorp, Inc.
                                                          517-423-8373

                              UNITED BANCORP, INC.


UNITED BANCORP, INC. REPORTS RECORD EARNINGS FOR 2005

TECUMSEH, MI - United Bancorp, Inc. reported record net income of $8,323,736 for the full year 2005, exceeding 2004 net income by 8.8%. Fourth quarter 2005 net income was $2,318,650, for an improvement of 11.3% over the same quarter of a year ago, providing the best quarterly earnings in the Company's history.

The record earnings for the year were driven primarily by a 13.2% increase in net interest income, along with a 6.0% increase in noninterest income. For the calendar year 2005, loans grew 12.3%, reaching $558.1 million at December 31, while year-end deposits of $590.7 million were up 11.5%.

United Bancorp, Inc. is a financial holding company that is the parent company for United Bank & Trust and United Bank & Trust - Washtenaw. The company had assets under management totaling $1.749 billion as of December 31, 2005. The subsidiary banks operate 17 banking offices in Lenawee, Washtenaw and Monroe counties.


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